EXHIBIT 99.1

Contact:     Daniel Jarvis
                   313-594-2527
                   djarvis1@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $897 MILLION IN SECOND QUARTER

DEARBORN, Mich., July 20, 2004 — Ford Motor Credit Company reported record net income of $897 million in the second quarter of 2004, up $496 million from $401 million a year earlier. On a pre-tax basis from continuing operations, Ford Credit earned $1.4 billion in the second quarter, compared with $661 million in the previous year. The increase in earnings primarily reflected continued improved credit loss performance, higher used vehicle prices and the favorable impact of the low interest rate environment.

“Results were very strong for the quarter, with significant improvements in credit losses,” said Mike Bannister, Chairman and CEO. “Improvement in the U.S. economy helped, but much of the success is due to our dedicated Ford Credit team and the support we receive from Ford Motor Company sales and marketing groups and from our dealers.”

On June 30, 2004, receivables on Ford Credit’s balance sheet totaled $129 billion, compared with $132 billion on December 31, 2003. Managed receivables were $175 billion on June 30, down $7 billion from $182 billion on December 31, primarily reflecting lower retail and lease placement volumes.

Ford Credit paid a dividend of $1 billion during the quarter. On June 30, managed leverage was 12.7 to 1.

Ford Credit is an indirect, wholly owned subsidiary of Ford Motor Company. Now in its 45th year, Ford Credit provides vehicle financing in 36 countries to more than 10 million customers and 12,500 automotive dealers. More information can be found at www.fordcredit.com and at Ford Credit’s investor center, www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2004 and 2003
(in millions)

	Second Quarter		First Half
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,463	$1,876	$3,023	$3,938
Retail	1,117	1,126	2,241	2,205
Interest supplements and other support costs earned from affiliated companies	866	855	1,672	1,739
Wholesale	223	227	462	423
Other	60	72	109	161

Total financing revenue	3,729	4,156	7,507	8,466
Depreciation on operating leases	(1,242)	(1,822)	(2,549)	(3,950)
Interest expense	(1,295)	(1,479)	(2,624)	(2,998)

Net financing margin	1,192	855	2,334	1,518
Other revenue
Investment and other income related to sales of receivables	581	672	1,130	1,563
Insurance premiums earned, net	61	61	121	125
Other income	290	249	515	506

Total financing margin and revenue	2,124	1,837	4,100	3,712
Expenses
Operating expenses	552	539	1,103	1,123
Provision for credit losses	76	542	377	1,063
Insurance expenses	74	95	111	138

Total expenses	702	1,176	1,591	2,324

Income from continuing operations before income taxes	1,422	661	2,509	1,388
Provision for income taxes	520	258	918	542

Income from continuing operations before minority interests	902	403	1,591	846
Minority interests in net income of subsidiaries	1	2	1	3

Income from continuing operations	901	401	1,590	843
Loss from discontinued/held-for-sale operations	(4)	—	(5)	—

Net income	$897	$401	$1,585	$843

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash and cash equivalents	$8,832	$15,688
Investments in securities	641	611
Finance receivables, net	107,607	108,912
Net investment in operating leases	21,638	23,164
Retained interest in securitized assets	16,396	13,017
Notes and accounts receivable from affiliated companies	1,438	1,653
Derivative financial instruments	5,782	9,866
Assets of discontinued/held-for-sale operations	385	388
Other assets	4,401	5,530

Total assets	$167,120	$178,829

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Trade, customer deposits, and dealer reserves	$1,531	$1,535
Affiliated companies	1,456	1,258

Total accounts payable	2,987	2,793
Debt	138,270	149,652
Deferred income taxes, net	7,073	6,334
Derivative financial instruments	636	987
Liabilities of discontinued/held-for-sale operations	92	37
Other liabilities and deferred income	5,905	6,533

Total liabilities	154,963	166,336
Minority interests in net assets of subsidiaries	11	19
Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	407	420
Retained earnings	6,597	6,912

Total stockholder’s equity	12,146	12,474

Total liabilities and stockholder’s equity	$167,120	$178,829

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Second Quarter		First Half
Financing Shares	2004	2003	2004	2003
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	39%	34%	38%	35%
Wholesale	78	83	79	83
Europe
Financing share — Ford
Retail installment and lease	28%	32%	28%	31%
Wholesale	97	96	97	97
Contract Volume — New and used retail/lease (in thousands)
North America Segment
United States	472	491	900	963
Canada	52	60	88	101

Total North America Segment	524	551	988	1,064
International Segment
Europe	209	223	422	444
Other international	65	65	139	144

Total International Segment	274	288	561	588

Total financing volume	798	839	1,549	1,652

Borrowing Cost Rate*	3.7%	4.3%	3.7%	4.4%
Credit Losses (in millions)
On-Balance sheet
Retail installment & lease	$326	$421	$659	$915
Wholesale	6	16	9	17
Other	0	14	(1)	13

Total on-balance sheet credit losses	$332	$451	$667	$945

Total Loss-to-receivables Ratios**	1.07%	1.50%	1.09%	1.56%
Managed***
Retail installment & lease	$440	$590	$931	$1,276
Wholesale	6	19	9	20
Other	0	14	(1)	13

Total managed credit losses	$446	$623	$939	$1,309

Total Loss-to-receivables Ratios	1.02%	1.32%	1.06%	1.37%

— — — — —
* Includes the effect of interest rate swap agreements
** Includes credit losses on reacquired receivables
Total excluding credit losses on reacquired receivables	1.03%	1.44%	1.03%	1.53%
*** See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.
KEY TERMS:

•	Managed receivables: receivables reported on Ford Credit’s balance sheet and receivables Ford Credit sold in off-balance sheet securitizations and continues to service.

•	Managed credit losses: credit losses associated with receivables reported on Ford Credit’s balance sheet plus credit losses associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Credit’s balance sheet include receivables sold in securitizations. These receivables have been legally sold to Ford Credit sponsored special purpose entities and are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit’s creditors. Debt reported on Ford Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the legal obligation of Ford Credit.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation	June 30,	December 31,
	2004	2003
	(in billions)
Total debt	$138.3	$149.7
Securitized off-balance sheet receivables outstanding	45.8	49.4
Retained interest in securitized off-balance sheet receivables	(16.4)	(13.0)
Adjustments for cash and cash equivalents	(8.8)	(15.7)
Adjustments for SFAS No. 133	(3.2)	(4.7)

Total adjusted debt	$155.7	$165.7

Total stockholder’s equity (including minority interest)	$12.1	$12.5
Adjustments for SFAS No. 133	0.1	0.2

Total adjusted equity	$12.2	$12.7

Managed leverage (to 1) = adjusted debt / adjusted equity	12.7	13.0
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.4	12.0

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
		(in billions)
June 30, 2004
Retail installment	$77.7	$23.9	$101.6
Wholesale	22.2	21.9	44.1
Other finance receivables	7.7	0.0	7.7
Net investment in operating leases	21.6	0.0	21.6

Total net finance receivables and operating leases	$129.2	$45.8	$175.0

December 31, 2003
Retail installment	$77.8	$29.1	$106.9
Wholesale	22.5	20.3	42.8
Other finance receivables	8.6	0.0	8.6
Net investment in operating leases	23.2	0.0	23.2

Total net finance receivables and operating leases	$132.1	$49.4	$181.5